EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE



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                                   EXHIBIT 11
                           FIRST FINANCIAL CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE

                                                                    For The                              For The
                                                               Three Months Ended                       Year Ended
                                                                  December 31,                          December 31,
                                                               ------------------                    ---------------
                                                                1996             1995                 1996             1995
                                                               ------           ------               ------           -----
                                                                                (In thousands, except
                                                                                   per share data)
PRIMARY EARNINGS PER SHARE

Income before extraordinary item                               $19,240          $19,059              $50,458         $63,984

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income                                                     $19,240          $19,059              $49,772         $63,984
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 37,158           37,047               37,295          36,789
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        843              944                  798             943
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          38,001           37,991               38,093          37,732
                                                               =======          =======              =======         =======

Primary Earnings Per Common Share:

   Income before extraordinary item                            $   .51          $   .50              $  1.33         $  1.70
   Extraordinary item                                               --               --                (0.02)             --
                                                               -------          -------              -------         -------
   Net income                                                  $   .51          $   .50              $  1.31         $  1.70
                                                               =======          =======              =======         =======

FULLY DILUTED EARNINGS PER SHARE

Income before extraordinary item                               $19,240          $19,059              $50,458         $63,984

Extraordinary item                                                  --               --                 (686)             --
                                                               -------          -------              -------         -------

Net income                                                     $19,240          $19,059              $49,772         $63,984
                                                               =======          =======              =======         =======

Shares:

   Weighted average common shares
    outstanding                                                 37,158           37,047               37,295          36,789
   Shares from assumed exercise of options
    (as determined by the treasury stock
    method)                                                        886              973                  925           1,128
                                                               -------          -------              -------         -------
   Common and common equivalent shares                          38,044           38,020               38,220          37,917
                                                               =======          =======              =======         =======

Fully Diluted Earnings Per Common Share:

   Income before extraordinary item                            $   .51          $   .50              $  1.32         $  1.69
   Extraordinary item                                               --               --                (0.02)             --
                                                               -------          -------              -------         -------
   Net income                                                  $   .51          $   .50              $  1.30         $  1.69
                                                               =======          =======              =======         =======
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